Sovereign Anticipates 1Q04 Operating EPS and GAAP EPS
of $.39 — $.40 and $.33 — $.34, Respectively

PHILADELPHIA, PA...Speaking before investors in New York, Sovereign Bancorp, Inc. (“Sovereign”) (NYSE:SOV), parent company of Sovereign Bank, today stated that it expects to report operating earnings per share for the first quarter of 2004 of $.39 to $.40, at or exceeding the median of securities analysts’ estimates of $.39. Operating earnings per share excludes approximately $.06 of merger-related charges and incremental loan loss provisioning recorded as a result of Sovereign’s acquisition of First Essex Bancorp, which was consummated during the quarter. Including these items, GAAP net income per share for the quarter is expected to be approximately $.33 to $.34.

“We are pleased that we expect to deliver solid results for the quarter, which had its challenges given the continued net interest margin pressures the banking sector is experiencing,” stated Jay S. Sidhu, Sovereign’s Chairman and Chief Executive Officer. “Despite this interest rate environment, we believe we will deliver solid results, based in part on solid loan growth across commercial and consumer segments, strong core fee revenues, continued improvement in credit quality, and tempered expense growth. Our operating earnings per share, which excludes the impact of the merger-related charges and incremental loan loss provisioning related to our First Essex acquisition (as discussed above), is expected to grow at least 15% from last year.”

Sovereign’s detailed earnings for the first quarter will be released at approximately 4:00 pm ET on Tuesday, April 20, 2004.

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $45 billion financial institution with 535 community banking offices, nearly 1,000 ATMs and about 8,300 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management, and insurance. Sovereign is proforma for all pending acquisitions one of the top 20 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

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Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Sovereign’s management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company’s performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effect effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services.